UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2006

Warner Music Group Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

WMG Acquisition Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	333-121322	68-0576630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Co-Registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Seventh Supplemental Indenture

On September 29, 2006, WMG Acquisition Corp. entered into a seventh supplemental indenture, dated as of September 29, 2006, to the Indenture dated April 8, 2004, as amended, among WMG Acquisition Corp., the additional subsidiary guarantors named therein and Wells Fargo Bank, National Association, as indenture trustee. Pursuant to this seventh supplemental indenture, the additional subsidiary guarantors, each a wholly owned subsidiary of WMG Acquisition Corp., which is a wholly owned subsidiary of Warner Music Group Corp., agreed to jointly and severally, unconditionally and irrevocably guarantee payment of WMG Acquisition Corp.’s U.S. Dollar-denominated 7-3/8% Senior Subordinated Notes due 2014 and Sterling-denominated 8-1/8% Senior Subordinated Notes due 2014. A copy of the seventh supplemental indenture is attached to this current report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following Exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Seventh Supplemental Indenture, dated as of September 29, 2006, to the Indenture dated April 8, 2004, as amended, among WMG Acquisition Corp., the additional subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Indenture Trustee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Warner Music Group Corp.

Date: September 29, 2006	By:	/s/ Michael D. Fleisher
Michael D. Fleisher
Chief Financial Officer

WMG Acquisition Corp.

Date: September 29, 2006	By:	/s/ Michael D. Fleisher
Michael D. Fleisher
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Seventh Supplemental Indenture, dated as of September 29, 2006, to the Indenture dated April 8, 2004, as amended, among WMG Acquisition Corp., the additional subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Indenture Trustee.

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